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[DALE MATHESON           Partnership of:           Robert J Burkart, Inc.
[CARR-HILTON LABONTE     Alvin F Dale, Ltd.        Peter J Donaldson, Inc.
                         Robert J Matheson, Inc.   Fraser G Ross, Ltd.

James F Carr-Hilton, Ltd.
R.J. LaBonte, Ltd.
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[CHARTERED ACCOUNTANTS LOGO]



July 31, 2006



U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington  DC  20549


Re: Driftwood Ventures Inc. - Form SB-2 Registration Statement (Amended)


Dear Sirs:

As an independent registered public accounting firm, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement (Amended), dated June 29, 2006, of the following:

|X| Our Report to the Stockholders and Board of Directors of Driftwood Ventures Inc. dated February 8, 2006 on the financial statements of the Company for year ended December 31, 2005 and 2004 and the period from inception on February 13, 2003 to December 31, 2005.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.


Yours truly,

Dale Matherson Carr-Hilton Labonte


Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, Canada